                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-
    6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material under (S)240.14a-12


                           IMPCO TECHNOLOGIES, INC.
               (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22 (a)(2) of Schedule 14A.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously by written preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                           IMPCO TECHNOLOGIES, INC.

                             ---------------------


                   Notice of Annual Meeting of Stockholders
                        To Be Held on November 8, 2001

                             ---------------------

   IMPCO Technologies, Inc. (the "Company" or "IMPCO") will hold its Annual Meeting of Stockholders at the Hyatt Regency Hotel, 17900 Jamboree Blvd., Irvine, California, on Thursday, November 8, 2001 at 1:30 p.m. local time.

   We are holding this meeting:

  . To elect two members of the Board of Directors for terms of three years or until his successor is elected and qualified;

  . To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants; and

  . To transact such other business as may properly come before the meeting or any adjournment thereof.

   Stockholders of record at the close of business on September 24, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting for any purpose germane to the Annual Meeting, at the Company's office at 17872 Cartwright Road, Irvine, California, for a period of ten days prior to the Annual Meeting. The vote of each stockholder is important. Whether or not you plan to attend the Annual Meeting, you are requested to date and sign the enclosed proxy card and return it promptly.


                                          By Order of the Board of Directors,

                                          /s/ Dale L. Rasmussen

                                          Dale L. Rasmussen
                                          Secretary

Cerritos, California
October 8, 2001

                            IMPCO TECHNOLOGIES, INC.
                              16804 Gridley Place
                           Cerritos, California 90703

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

                         INFORMATION REGARDING PROXIES

   This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of IMPCO Technologies, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, November 8, 2001 at 1:30 p.m., local time, at the Hyatt Regency Hotel, 17900 Jamboree Blvd., Irvine, California, and at any adjournment thereof.

   These proxy materials are being mailed to stockholders commencing on or about October 8, 2001. Expenses of solicitation of proxies will be paid by the Company. Solicitation will be by mail. There may be telegraph, telephone or personal solicitations by directors, officers, and employees of the Company which will be made without paying them additional compensation. The Company will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation.

   If the enclosed proxy is properly executed and returned, it will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, it will be voted (i) for the election of all of the nominees for the Company's Board of Directors listed in this Proxy Statement and (ii) for ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants. If other matters come before the Annual Meeting, it will be voted in accordance with the best judgment of the persons named as proxies in the enclosed proxy. Execution of the proxy will not in any way affect a stockholder's right to attend the Annual Meeting or prevent voting in person. A proxy may be revoked at any time by delivering written notice to the Secretary of the Company before it is voted.

   Only stockholders of record at the close of business on September 24, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The holders of shares of Common Stock representing one-third of the Common Stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions (also referred to as withheld votes), the Company believes that abstentions should be counted for purposes of determining if a quorum is present at the Annual Meeting for the transaction of business. With respect to broker nominee votes, the Delaware Supreme Court has held that broker nominee votes may be counted as present or represented for purposes of determining the presence of a quorum. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a vote against such proposals. Broker "non-votes" are included in determining the number of shares voted on for the proposal to ratify the selection of Ernst & Young LLP as the Company's independent auditors and will have the same effect as a vote against such proposal. However, broker non-votes will not be counted for the other proposals submitted to stockholders. Directors are elected by plurality of the votes of the shares of Common Stock represented and voted at the Annual Meeting and abstentions and broker non-votes will have no effect on the outcome of the election of Directors. The affirmative vote of a majority of the shares of Common Stock represented and voted at the meeting is required for approval of Proposal II.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

   The Board of Directors is divided into three classes, with the three classes serving staggered three-year terms. The Directors elected at the Annual Meeting will be elected for three-year terms. Each Director will hold office until the first meeting of stockholders immediately following expiration of his term of office and until his successor is qualified and elected.

   Although the Board of Directors anticipates that all of the nominees will be available to serve as Directors of the Company, if any of them do not accept the nomination, or otherwise are unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

   Directors are elected by a plurality of the votes cast by the holders of the Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Any shares not voted (whether by abstention, broker non-vote or votes withheld) are not counted as votes cast for or against the nominees and will be excluded from the vote. Consequently, any such non-voted shares will have no effect on the vote for the election of Directors.

                          Information About Directors
                           and Nominees for Election

   The names of the nominees and the other Directors, the year in which each first became a Director of the Company, their principal occupations and certain other information are as follows:

Nominees for Election to Term Continuing Until 2004

   Paul Mlotok has served as a director since April 1997 and is a member of the Audit Committee. Since 1995, he has been a Senior Practitioner with the consulting firm Global Business Network, which specializes in the areas of energy, natural resources and finance. From 1989 to 1995, he was a Principal and oil industry analyst at Morgan Stanley & Co. He has a B.A. degree in economics from Cornell University and a Ph.D. in economics from Brown University.

   Robert M. Stemmler has served as our President and Chief Executive Officer since May 1993. He has also been a director since May 1993, and the Chairman of our Board of Directors since June 1998. From December 1992 until July 1993, Mr. Stemmler was a full time consultant to our company. He served as our General Manager from 1982 to 1985 and has held various management and executive positions throughout his career at Celanese Corp. (now Hoechst-Celanese), an international chemical and fibers manufacturer; A.J. Industries, a holding company for aircraft, trucking and heating equipment companies; and Sargent Fletcher Company, a manufacturer of military aircraft fuel tanks and in-flight refueling systems. Mr. Stemmler is a director of Pacific Aerospace & Electronics, Inc., an international manufacturer of aerospace and electronic components. He holds an M.B.A. degree from Seton Hall University and a B.S. degree in mechanical engineering from Washington University.

   The Board of Directors recommends a vote "FOR" election of each of these nominees.

Directors Whose Terms Continue Until 2003

   J. David Power III has served as a director since August 2000. He is the founder of J.D. Power and Associates where he has served as Chairman since 1996. Mr. Power has previously worked with Ford Motor Company, General Motors Corporation, and J.I. Case Company. Mr. Power was a recipient of the Automotive Hall of Fame's Distinguished Service Citation. Mr. Power serves as a director of The Cobalt Group, Inc. Mr. Power graduated from the College of Holy Cross, has an M.B.A. from The Wharton School of Finance at the University of Pennsylvania, and holds honorary doctorate degrees from College of the Holy Cross, California Lutheran University, and California State University, Northridge.

Directors Whose Terms Continue Until 2002

   Norman L. Bryan has served as a director since November 1993 and is Chair of the Audit Committee. He has been a consultant since January 1995. Mr. Bryan has been employed as the Senior Vice President of Sales and Marketing of EIT, Inc., an electric meter manufacturing company, since October 1998. Prior to retiring in 1994 from Pacific Gas and Electric Company, he was Vice President, Marketing from February 1993 until December 1994, and was Vice President, Clean Air Vehicles from February 1991 to February 1993. Mr. Bryan holds an M.A. degree in business from Stanford University and a B.S.M.E. degree in mechanical engineering from California State University in San Jose.

   Don J. Simplot has served as a director since May 1978 and is Chair of the Compensation Committee. He is the President of Simplot Industries, Inc., which is engaged in agricultural enterprises, and a Director member of the office of the chair of J.R. Simplot Company, which is also engaged in agricultural enterprises. Mr. Simplot is a director of Micron Technology, Inc., a designer and manufacturer of semiconductor memory components primarily used in various computer applications.

Meetings of the Board of Directors and Committees

   During the fiscal year ended April 30, 2001, there were four meetings of the Board of Directors. Each Director attended at least 75% of the total number of meetings of the Board of Directors and committees on which the Director served.

   Current members of the Audit Committee are Norman L. Bryan (Chair), Paul Mlotok and Don J. Simplot. Douglas W. Toms served as a member of the Audit Committee until June 2001. The Audit Committee reviews with the Company's independent auditors the scope, results and costs of the annual audit and the Company's accounting policies and financial reporting. The Audit Committee met three times during the fiscal year ended April 30, 2001. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement. The members of the Audit Committee are "independent" as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers.

   Current members of the Compensation Committee are Don J. Simplot (Chair) and
J. David Power. Ulrich Ruetz served as a member of the Compensation Committee until May 30, 2001. The function of the Compensation Committee is to consider and propose executive compensation policies and submit to the Board of Directors reports recommending compensation to be paid to the Company's executive officers. The Compensation Committee met once during the fiscal year ended April 30, 2001.

   Current members of the Nominating Committee are J. David Power and Don J. Simplot. Douglas W. Toms served as a member of the Nominating Committee until June 2001. The Nominating Committee is responsible for recruiting and recommending candidates for membership on the Board of Directors. For information about suggesting candidates for consideration as nominees for election to the Board of Directors, see "Proposals of Stockholders." The Nominating Committee met three times during the fiscal year ended April 30, 2001.

Compensation of Directors

   Each Director who is not an employee of the Company is paid an attendance fee of $1,000, plus out-of-pocket expenses, for each board or committee meeting attended. In addition, the Chairs of the Audit, Compensation and Nominating Committees are paid an annual fee of $3,000.

   During the 2001 fiscal year, we granted options to purchase 8,000 shares of Common Stock to each of Messrs. Bryan, Mlotok, Simplot, Ulrich Ruetz and Douglas Toms and options to purchase 20,000 shares of Common Stock to J. David Power, each at a price of $12.80 per share. Option exercise prices are the higher of (i) the average market value of the stock for the 15 trading days following the date of grant and (ii) the market value on the fifteenth trading day following the date of grant. Options are not assignable and vest cumulatively at the rate of 25% annually, beginning on the first anniversary date of grant. However, if a Director dies, becomes disabled or retires at age 62 or later, then options vest at the rate of 25% for each full calendar year in which the optionee served as one of our Directors. Options must be exercised while serving as a Director or within three months following termination as Director, unless termination results from death or disability, in which case options may be exercised during the one-year period following termination. In no event may options be exercised more than ten years after the date of grant.

Compensation Committee Interlocks and Insider Participation

   During fiscal year 2001, the Compensation Committee consisted, at various times, of Ulrich Ruetz, a resigned Director, and Mr. Simplot and Mr. Power. None of these persons is or has been an officer or employee of the Company or any of its subsidiaries. In addition, there are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Directors who serve as executive officers of such entities.

                               VOTING SECURITIES

   The only class of stock entitled to vote at the Annual Meeting is the Company's Common Stock. At the close of business on September 30, 2001, there were 10,513,138 shares of Common Stock outstanding and entitled to vote at the Annual Meeting (not including treasury shares or shares issuable upon exercise of options), and the holders of those shares will be entitled to one vote per share.

             OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information with respect to the beneficial ownership of our outstanding Common Stock as of September 30, 2001 by:

  . each person who is the beneficial owner of more than 5% of the Company's capital stock;

  . each of the Company's Directors and Director nominees;

  . the Company's chief executive officer and the Company's four other most highly compensated executive officers whose annual compensation exceeded $100,000 for the last fiscal year (the "Named Executive Officers"); and

  . all of the Company's executive officers and Directors as a group.

   Except as otherwise indicated, all of the shares indicated in the table are shares of Common Stock and each beneficial owner has sole voting and investment power with respect to the shares set forth opposite its name. This percentage ownership included in the following is based on 10,513,138 shares of Common Stock outstanding as of September 30, 2001.

                                                              Shares
                                                           Beneficially
                                                               Owned
                                                         ---------------------
   Name of Beneficial Owner                               Number       Percent
   ------------------------                              ---------     -------
   5% Stockholders:
   Kern Capital Management, LLC.........................   832,800(1)    7.9%
   BERU Aktiengesellschaft.............................. 1,130,614(2)   10.8

   Directors and Executive Officers:
   Norman L. Bryan......................................    31,000(3)     *
   Donald L. Dominic....................................    34,839(4)     *
   Dennis D. Hartman....................................    35,856(5)     *
   Syed Hussain.........................................   185,858(6)    1.8
   Paul Mlotok..........................................    20,000(7)     *
   William B. Olson.....................................    25,600(8)     *
   J. David Power III...................................         0        *
   Dale L. Rasmussen....................................   205,591(9)    2.0
   Don J. Simplot.......................................   325,933(10)   3.1
   Robert M. Stemmler...................................   472,707(11)   4.4
   All executive officers and Directors as a group (10
    persons)............................................ 1,337,384(12)  12.0%

--------

 *   Less than 1% of the outstanding Common Stock.

(1) Based on a Schedule 13G filed by Kern Capital Management on February 9, 2001. Robert E. Kern Jr. and David G. Kern are principals and controlling members of Kern Capital Management, and as such share voting and dispositive power with respect to the shares held by Kern Capital Management. The address of Kern Capital Management LLC is 114 West 47th Street, Suite 1926, New York, New York 10036.

(2) Based on a Schedule 13D filed by BERU on May 29, 2001. The address of BERU Aktiengesellschaft is Moerikestrasce 155, Ludwigsburg, Germany.

(3) Includes 30,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days after September 30, 2001.

(4) Represents shares issuable upon exercise of outstanding options that are exercisable within 60 days after September 30, 2001.

(5) Includes 10,400 shares issuable upon exercise of outstanding options that are exercisable within 60 days September 30, 2001.

(6) Includes 72,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days after September 30, 2001.

(7) Represents shares issuable upon exercise of outstanding options that are exercisable within 60 days after September 30, 2001.

(8) Represents shares issuable upon exercise of outstanding options that are exercisable within 60 days after September 30, 2001.

(9) Includes 62,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days after September 30, 2001.

(10) Includes 30,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days after September 30, 2001.

(11) Includes 351,477 shares issuable upon exercise of outstanding options that are exercisable within 60 days after September 30, 2001.

(12) Includes an aggregate of 636,316 shares issuable upon exercise of outstanding options that are exercisable within 60 days after September 30, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, Directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or advice that no filings were required, during fiscal year 2001 all executive officers, Directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements, except that Doug Toms failed to report three transactions on Form 4 and subsequently reported those transactions on a Form 5, and each of our executive officers and directors filed late Form 5s reporting option grants they received during the 2001 fiscal year.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth all compensation paid or accrued during each of the Company's last three fiscal years to the Named Executive Officers.

                                                         Long-Term
                                                       Compensation
                                                       -------------
                                  Annual Compensation   Securities
   Name and Principal             -------------------   Underlying      All Other
   Position                 Year Salary($)(1) Bonus($) Options(2)(#) Compensation($)
   ------------------       ---- ------------ -------- ------------- ---------------
   Robert M. Stemmler...... 2001   $332,423   $101,000    20,520         $68,016(3)
     President and Chief    2000    308,233    127,000       452          39,164
     Executive Officer      1999    239,255    120,000       476          33,439

   Dale L. Rasmussen....... 2001   $133,789   $ 28,000    10,440         $19,804(4)
     Senior Vice President  2000    125,000     33,000       452          15,885
     and Secretary          1999    103,885     22,000         0          15,763

   Syed Hussain............ 2001   $250,962   $194,200    40,000         $12,135(5)
     Vice President of
      Technology            2000    203,846     49,000    10,000          12,198
     and Quantum Division   1999    159,615     27,000        --          12,261

   William B. Olson........ 2001   $142,500   $ 36,000    20,000         $13,263(6)
     Vice President         2000    121,638     41,000    20,000           4,046
     and Chief Financial
      Officer               1999     81,938     11,000        --             846

   Dennis D. Hartman....... 2001   $183,116   $ 23,000     6,166         $21,561(7)
     Vice President of
      Gaseous Fuel          2000    170,000     45,000    20,153          19,131
     Products Division      1999    120,769     37,000       112           1,575

--------
(1) Includes amounts deferred by executive officers pursuant to the Employee Savings Plan and Deferred Compensation Plan.

(2)  Includes options under the Company's Incentive Stock Option Plans.

(3) Includes a group term life insurance premium of $19,892, an automobile allowance of $12,000, a matching contribution of $5,492 pursuant to the Employee Savings Plan, a matching contribution of $12,613 pursuant to the Deferred Compensation Plan, a Company-paid car lease of $17,029, and $990 of tax preparation and planning fees.

(4) Includes a group term life insurance premium of $1,170, a matching contribution of $2,307 pursuant to the Employee Savings Plan, a matching contribution of $4,327 pursuant to the Deferred Compensation Plan and an automobile allowance of $12,000.

(5) Includes a group term life insurance premium of $135 and an automobile allowance of $12,000.

(6) Includes a group term life insurance premium of $81, a matching contribution of $6,720 pursuant to the Employee Savings Plan, an automobile allowance of $6,462.

(7) Includes a group term life insurance premium of $387, a matching contribution of $5,985 pursuant to the Employee Savings Plan, a matching contribution of $3,189 pursuant to the Deferred Compensation Plan and an automobile allowance of $12,000.

                     Option Grants During Fiscal Year 2001

   The following table describes the options to acquire shares of our Common Stock that were granted to the Named Executive Officers in fiscal year 2001:

                                          Individual Grants
                            ----------------------------------------------
                                                                               Potential
                                                                           Realizable Value
                                                                           at Assumed Annual
                                                                            Rates of Stock
                            Number of     % of Total                             Price
                            Securities     Options     Exercise            Appreciation for
                            Underlying    Granted to   or Base              Option Term(3)
                             Options     Employees in   Price   Expiration -----------------
   Name                     Granted(1)  Fiscal Year(2)  ($/Sh)     Date     5%($)    10%($)
   ----                     ----------  -------------- -------- ---------- -------- --------
   Robert M. Stemmler......   20,000         5.6%       $10.75   12/20/10  $135,208 $342,656
                                 520(4)       *          12.00     1/2/11     3,924    9,943
   Dale L. Rasmussen.......   10,000         2.8%        10.75   12/20/10    67,603  171,328
                                 440(4)       *          12.00     1/2/11     3,321    8,413
   Syed Hussain............   20,000         5.6%        10.75   12/20/10   135,208  342,656
                              20,000         5.6%        14.31    3/21/11   179,990  456,126
   William B. Olson........   20,000         5.6%        10.75   12/20/10   135,208  342,656
   Dennis D. Hartman.......    6,000         1.7%        10.75   12/20/10    40,561  102,797
                                 166(4)       *          12.00     1/2/11     1,253    3,173

--------
 *  Less than 1%
(1) Options are granted at the fair market value of our Common Stock on the date of grant and vest cumulatively at the rate of 40% after the first two years following the date of the grant and 20% each year thereafter so that the employee is 100% vested after five years. However, if employment terminates due to death or disability, retirement at or after age 62, or termination without cause, then options vest at the rate of 25% for each full calendar year of employment. Options may be exercised only while an optionee is employed by us, or within three months following termination of employment. If termination results from death or disability, options may be exercised within one year of the termination date. In no event may options be exercised more than ten years after date of grant. In the event of a change of control of the Company, the Board may in its sole discretion give all or certain optionees the right to exercise all or any portion of their unvested options.

(2) Based on an aggregate of 356,453 options granted to employees during the 2001 fiscal year.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices.

(4) Represents options granted to officers participating in the Deferred Compensation Plan. We matched 50% of each participant's annual deferred compensation contribution under the Deferred Compensation Plan and approximately 50% of our matching contribution is in the form of options under our 2000 Incentive Stock Option Plan.

   Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option
                                     Values

   The following table sets forth information concerning exercises of stock options during fiscal year 2001 and the value of unexercised options held by the Company's Named Executive Officers.

                                                   Number of Securities
                                                  Underlying Unexercised     Value of Unexercised
                                                     Options at Fiscal      In-the-Money Options at
                              Shares     Value         Year-End (#)           Fiscal Year-End(2)
                            Acquired on Realized ------------------------- -------------------------
   Name                     Exercise(#)  ($)(1)  Exercisable Unexercisable Exercisable Unexercisable
   ----                     ----------- -------- ----------- ------------- ----------- -------------
   Robert M. Stemmler......    3,572    $76,577    299,777      112,973    $4,689,652   $1,775,585
   Dale L. Rasmussen.......       --         --     47,100       35,792       774,570      547,325
   Syed Hussain............       --         --     44,600       93,400       728,054    1,299,480
   William B. Olson........       --         --     16,000       44,000       250,840      610,560
   Dennis D. Hartman.......       --         --     20,456       39,975       292,947      548,418

--------
(1) Calculated by determining the difference between the fair market value of the Common Stock underlying the options on the date each option was exercised and the exercise price of the options.

(2) Calculated by determining the difference between the fair market value of the Common Stock underlying the options on April 30, 2001 and the exercise price of the options.

Employment Agreements

   The Company entered into an Employment Agreement with Mr. Stemmler for a term of three consecutive 12-month periods commencing on April 1, 1999. It requires payment of an annual base salary of $300,000 during the first 12 months, $330,000 during the second 12 months and $360,000 during the third 12 months, and payment of incentive compensation under the Company's Bonus Incentive Plan unless the Board of Directors approves another cash bonus plan which supersedes the Bonus Incentive Plan. It also provides for certain benefits, including term life insurance of $750,000, disability insurance and a car allowance. The Employment Agreement is subject to termination events, which include Mr. Stemmler's resignation and the Company's right to terminate him. If terminated without cause, Mr. Stemmler is entitled to cash payments and benefits that he would have otherwise been entitled to during the 18 months following termination, and if termination is without cause following a change in ownership of the Company, Mr. Stemmler is entitled to such cash payments and benefits for 24 months following termination.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The following report on executive compensation is furnished by the Board of Directors. In fiscal year 2001, as in prior years, the nonmanagement members of the Board of Directors determined the compensation to be paid to the Company's executive officers.

                         Fiscal Year 2001 Compensation

Compensation Philosophy

   Compensation of the executive officers is designed to link compensation directly to the Company's growth and financial performance. Compensation consists of base compensation, a Bonus Incentive Plan and options under the Incentive Stock Option Plans. The objective of these three elements, taken together, is to provide reasonable base compensation and to retain, recognize and reward superior performance. The compensation philosophy also ensures that the Company provides a comprehensive compensation package that is competitive in the marketplace.

Bonus Incentive Plan

   Officers (and other employees) participate in a Bonus Incentive Plan. Each officer is eligible to receive a discretionary bonus based upon individually established performance goals. Officers (and other employees) are also eligible to receive stock option grants, which are intended to promote success by aligning employee financial interests with long-term shareholder value. Stock option grants are based on various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and prior option grants.

Deferred Compensation Plan

   The Board of Directors has adopted a Deferred Compensation Plan to provide a select group of highly compensated management employees and Directors with the opportunity to participate in a deferred compensation program. Under the Plan, participants may defer up to 100% of their base compensation and bonuses. The Company is required to make certain matching contributions, a portion of which is options to purchase the Company's Common Stock granted under the Incentive Stock Option Plans and another portion is shares of the Company's Common Stock, subject to vesting provisions. The options are granted on the first day of each calendar year and the exercise price is the closing price on the Nasdaq National Market on the first trading day of the calendar year. The Plan is not qualified under Section 401 of the Internal Revenue Code. The Company will pay participants upon retirement or termination of employment an amount equal to the amount of the deferred compensation plus investment returns and vested shares of the Company's Common Stock.

CEO Compensation

   Robert M. Stemmler has served as Chief Executive Officer pursuant to a three year Employment Agreement which commenced April 1, 1999. Pursuant to that Employment Agreement, he was paid a base salary at an annual rate of $330,000 in fiscal year 2001. In addition to the base salary, Mr. Stemmler was eligible for an annual cash bonus under the Bonus Incentive Plan. Mr. Stemmler's bonus for fiscal year 2001 was $101,000.

Other Executive Officers

   In reviewing and approving base salaries for the executive officers, the Compensation Committee relies on independent industry surveys to assess the Company's salary competitiveness and salary range for each position. Base salary is based upon individual performance, experience, competitive pay practices and level of responsibilities. Base salaries in fiscal year 2001 reflected the Committee's determination of compensation levels required to remain competitive, given each executive officer's performance, the Company's performance and the competitive environment for executive talent.

   The foregoing report was made by the members of the Compensation Committee as of March 18, 2001.

                                         Don J. Simplot, Chair
                                         J. David Power III

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Options Granted by Certain Stockholders

   On June 5, 1998, Questor Partners Fund, L.P. and its affiliate, Questor Side-by-Side Partners, L.P. (together, "Questor"), purchased shares of the Company's Common Stock and 1993 Series 1 Preferred Stock from the estate and family of a deceased stockholder and on the same day granted options (the "Questor Options") to certain officers of the Company to purchase shares of the Company's Common Stock as follows:

     Robert M. Stemmler................................................. 113,858
     Syed Hussain....................................................... 113,858
     Dale L. Rasmussen..................................................  56,928

   Each of the Questor Options had an exercise price of $13.75 per share. The options vested at the rate of 25% annually commencing June 30, 1999. The options would become exercisable upon the earlier of (i) June 5, 2003 or (ii) the sale by Questor of 50% or more of the shares of Common Stock owned by it as of June 5, 1998 (including 614,250 shares of Common Stock into which the Company's 1993 Series 1 Preferred Stock owned by Questor was then convertible). In February 2001, Questor notified the officers that Questor had sold 50% or more of the shares of Common Stock it owned as of June 5, 1998, and in March 2001 each of the officers exercised the Questor Options as described below.

Loans

   On March 15, 2001, each of Mr. Stemmler (the Company's President and Chief Executive Officer), Mr. Rasmussen (the Company's Senior Vice President and Secretary) and Mr. Hussain (the Company's Vice President of Technology and Quantum division) exercised his respective Questor Options to purchase
IMPCO Common Stock at $13.75 per share in the following amounts: Mr. Stemmler, 113,858 shares; Mr. Rasmussen, 56,928 shares; and Mr. Hussain, 113,858 shares. To finance the exercise of the Questor Options, the Company extended loans to the officers for the full purchase price of an aggregate of $3,913,854 ($1,565,547 each to Messrs. Stemmler and Hussain and $782,760 to Mr. Rasmussen). The loans were secured by (i) a pledge to the Company of a security interest in and lien upon shares of common stock of the Company (the "Pledged Shares") and certain vested Company nonqualified stock options issued to each such person pursuant to various Company stock option plans (the "NQ Options") and (ii) an agreement not to exercise any vested Company incentive stock options issued to the Reporting Person pursuant to various Company stock option plans ("ISOPs") or to grant any third party any interest in such ISOPs. Additionally, Mr. Rasmussen pledged the equity value of his personal residence as collateral to secure his loan and Messrs. Stemmler and Rasmussen provided collateral to secure Mr. Hussain's loan. Each loan bore interest at 9% per annum with a one year maturity. Each of these loans was repaid in full in July 2001.

   The Company loaned Mr. Hussain $58,000 in June 1999 and an additional $90,000 in December 2000. The loans bore interest at a rate of 5% per annum. The purpose of this loan was for general personal reasons. Mr. Hussain's loans, plus accrued interest, was paid in full in July 2001.

   In December 2000, the Company loaned Mr. Rasmussen $100,000 for general personal reasons. The loan initially bore interest at a rate of 5% per annum (through June 30, 2001) and currently bears interest at a rate of 9% per annum. The loan to Mr. Rasmussen matures December 31, 2001. At July 31, 2001, the outstanding amount of the loan was $103,487.

                      COMPARATIVE STOCK PRICE PERFORMANCE

   The graph below compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the CRSP Total Return Index for The Nasdaq Stock Market Index and the Nasdaq Trucking and Transportation Stock Index over the same period (assuming the investment of $100 and reinvestment of all dividends).

                                  [GRAPH LOGO]

                               Value at April 30

                                                                                        Nasdaq
     Value at                                                                          Trucking
     April 30              IMPCO                       Nasdaq                       Transportation
     --------              -----                       ------                       --------------
     1996                  100.0                       100.0                            100.0
     1997                   92.5                       105.8                             98.0
     1998                  149.3                       158.2                            144.4
     1999                  101.5                       217.0                            149.1
     2000                  241.8                       328.8                            120.0
     2001                  285.4                       179.7                            107.6

   The foregoing report of the Compensation Committee of the Board of Directors on executive compensation and the performance graph that appears immediately above shall not be deemed to be soliciting material or to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, or incorporated by reference in any document so filed.

                                    AUDITORS

   The Company has selected Ernst & Young LLP ("E&Y") to continue as its independent public accountants for the fiscal year ending April 30, 2002. Representatives of E&Y are expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders.

Audit Fees

   The aggregate fees billed by E&Y for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended April 30, 2001, and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $196,800.

Tax Fees

   The aggregate fees billed by E&Y for professional services rendered for tax preparation services for the fiscal year ended April 30, 2001 were $38,400.

All Other Fees

   The aggregate fees billed by E&Y for services rendered to the Company, other than the services described above under "Audit Fees" and "Tax Fees," for the fiscal year ended April 30, 2001, were $60,700, consisting of audit related fees in the amount of $52,700 for accounting consultation and services related to registration of the Company's securities and $8,000 of audit related services in connection with the IMPCO Investment and Tax Saving Plan, which is qualified under Internal Revenue Service Code Section 401(k). In the course of its meetings, the Audit Committee has considered whether E&Y's provision of professional services other than its audit of the Company's annual financial statements and reviews of quarterly financial statements is compatible with maintaining E&Y's independence.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

   In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended April 30, 2001 (the "Audited Financial Statements"). The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

   Following the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended April 30, 2001, for filing with the Securities and Exchange Commission.

   The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Committee serves a board-level oversight role where it receives information from, consults with, and provides its views and directions to, management and the independent auditors on the basis of the information it receives and the experience of its members in business, financial and accounting matters.

                                 The Audit Committee

                                          Norm Bryan, Chairman
                                          Paul Mlotok

                                  PROPOSAL II

           RATIFICATION OF APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

   Ernst & Young LLP has audited the Company's financial statements for the fiscal years ended April 30, 1988 through 2001.

   The Board of Directors has approved Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending April 30, 2002. Although not required to be voted upon by the stockholders, the Board of Directors deems it appropriate for the approval to be submitted for ratification by the stockholders. The persons named in the accompanying proxy will vote the Common Stock represented by the proxy for ratification of the approval of Ernst & Young LLP, unless a contrary choice has been specified in the proxy. If the stockholders do not ratify the approval of Ernst & Young LLP by a majority vote, the approval of independent public accountants will be considered by the Board of Directors, although the Board of Directors would not be required to approve different independent public accountants for the Company. The Board of Directors retains the power to approve another firm as independent public accountants for the Company to replace a firm whose approval was ratified by the stockholders in the event the Board of Directors determines that the best interest of the Company warrants a change of its independent public accountants. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative is expected to be available to respond to appropriate questions.

   The Board of Directors has approved the appointment of Ernst & Young LLP as independent public accountants for the Company for Fiscal Year 2002 and recommends a vote "FOR" ratification of such appointment.

                           PROPOSALS OF STOCKHOLDERS

   Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at the Company's next annual meeting of stockholders must be received by the Secretary at the address shown at the top of page one of this Proxy Statement, no later than June 10, 2002, for inclusion in the Company's proxy statement and form of proxy for that meeting. In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in the Company's Proxy Statement) to be considered "timely" within the meaning of Rule 14a-4 under the Exchange Act and pursuant to the Company's Bylaws, stockholders must submit such proposals in writing to the Secretary at the address shown at the top of page one not later than 70 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the annual meeting date was mailed or publicly disclosed. A stockholder's notice to the Secretary must set forth for each matter proposed to be brought before the annual meeting (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposed to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposed is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                               OTHER INFORMATION

   The 2001 Annual Report of the Company for the fiscal year ended April 30, 2001 is enclosed with this Proxy Statement. Copies of the Company's Annual Report on Form 10-K for the year ended April 30, 2001 as filed with the Securities and Exchange Commission will be provided to stockholders without charge upon written request to Dale L. Rasmussen, Secretary, IMPCO Technologies, Inc., 708 Industry Drive, Seattle, Washington 98188; telephone number (206) 575-1594.

                                 OTHER BUSINESS

   As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the Annual Meeting. If any other business requiring a vote of the stockholders should come before the Annual Meeting, the persons named in the enclosed form of proxy will vote or refrain from voting in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ Dale L. Rasmussen
                                          Dale L. Rasmussen
                                          Secretary

Cerritos, California
October 8, 2001

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER

Organization

   There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

   The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities

   In carrying out these responsibilities, the audit committee will:

  . Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

  . Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  . Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

  . Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

  . Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

  . Review accounting and financial human resources and succession planning within the company.

  . Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with the board of directors.

  . Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

================================================================================

     PROXY

                           IMPCO TECHNOLOGIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Dale L. Rasmussen and Robert M. Stemmler, and each of them as proxies, with power of substitution, to vote for and on behalf of the undersigned all of the shares of Common Stock of IMPCO Technologies, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 8, 2001 and at any adjournment thereof, as follows:



                                                              ---------------
                                                                See Reverse
                                                                    Side
                                                              ---------------

================================================================================
                          v  FOLD AND DETACH HERE  v

                                                                Please mark
                                                                your votes
                                                                as indicated [X]



                            FOR ALL Nominees listed    WITHHELD AUTHORITY
                            (except as indicated to)   to vote for all Nominees
                            the contrary)              as indicated

1. ELECTION OF DIRECTORS    [ ]                        [ ]

                                                     FOR     AGAINST    ABSTAIN

2. For ratification of the appointment of Ernst &    [ ]       [ ]        [ ]
   Young LLP as the company's independent
   auditors.

   INSTRUCTION: To withhold authority to vote for any Nominee print that Nominee's name in the following space:

____________________________________________________________
Paul Mlotok                              Robert M. Stemmler

3. In their direction, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY CARD, MANAGEMENT RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR THE MATTERS DESIGNATED ON THIS PROXY CARD; IF NO SPECIFICATION IS MADE, A VOTE FOR ALL OF SUCH NOMINEES AND FOR ALL SUCH MATTERS WILL BE ENTERED.


                                         I plan to attend the meeting. [ ]

                                         The undersigned hereby revokes any
                                         proxy or proxies heretofore given for
                                         such shares and ratifies all that such
                                         proxies or their substitutes may
                                         lawfully do by virtue hereof.





Signatures(s)_______________________________________________ Date________, 2001

Please sign exactly as name appears on the proxy. If stock is held jointly, both persons should sign. Persons signing in a representative capacity should give their title.


================================================================================
                          v  FOLD AND DETACH HERE  v